Exhibit 3.2
AMENDED AND RESTATED BYLAWS
OF
MEADOW VALLEY CORPORATION
ARTICLE I
NAME AND OFFICES
     The name of the Corporation ~~(hereinafter referred to as this Corporation)~~ shall be as set forth in the Articles of Incorporation or in any lawful amendments thereto from time to time. The principal office of the Corporation shall be designated from time to time by the Corporation and may be within or outside of Nevada. The registered office of the Corporation required under Nevada law to be maintained in Nevada may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.
ARTICLE II
STOCKHOLDERS’ MEETINGS
     All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Nevada unless some other place within or without the State of Nevada is stated in the call. No stockholder action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing without a meeting to the taking of any action is specifically denied.
ARTICLE III
ANNUAL STOCKHOLDERS’ MEETINGS
     The Annual Meeting of the Stockholders of the Corporation shall be held at such time and place as directed or selected by a majority of the Board of Directors.
ARTICLE IV
SPECIAL STOCKHOLDERS’ MEETINGS
     Special meetings of the stockholders of the Corporation for any purpose or purposes permitted by law may be called at any time by a majority of the Board of Directors or by the President of the Corporation. Such special meetings may not be called by any other person or persons or in any other manner.

ARTICLE V
NOTICE OF STOCKHOLDERS’ MEETINGS
     Notice stating the place, day and hour of all stockholders’ meetings and the purpose or purposes for which such meetings are called, shall be given by the President or a Vice President or the Secretary or an Assistant Secretary not less than ten (10) nor more than sixty (60) days prior to the date of the meeting to each stockholder entitled to vote thereat by any legally competent means under the laws of the State of Nevada, including by mail, courier, personal delivery, telephonic or other electronic means.
ARTICLE VI
QUORUM AT STOCKHOLDERS’ MEETINGS
     Except as otherwise provided by law, at any meeting of the stockholders, one-third of the voting power of the shares of capital stock issued and outstanding and entitled to vote represented by such stockholders of record in person or by proxy, shall constitute a quorum, but a lesser interest may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, and except as provided in NRS 78.330 with respect to the election of directors, a majority of the voting power of the stock entitled to vote and represented thereat shall decide any question brought before such meeting, unless the question is one upon which by express provision of law, or of the Articles of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.
ARTICLE VII
PROXY AND VOTING
     Stockholders of record entitled to vote may vote at any meeting either in person, by proxy in writing, by electronic vote, or by telephonic vote, based on procedures as may be established by the Board from time to time, which proxies shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be valid after the expiration of six (6) months from the date of its execution unless the stockholder specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Stockholders entitled to vote shall be entitled to the voting rights as provided in the Articles of Incorporation.
ARTICLE VIII
BOARD OF DIRECTORS
     The number of directors of the Corporation shall not be more than nine (9) nor less than three (3), and shall be fixed from time to time by the Board of Directors. A director shall be a natural person who is eighteen years of age or older. A director need not be a resident of Nevada or a shareholder of the Corporation. The Board of Directors shall have authority to fix the compensation of directors for regular or special services rendered.

     The members of the Board of Directors shall be divided into three classes, which shall be elected to three-year terms. The initial Board of Directors shall consist of five members, including two Class A Directors whose terms expire in 2009, one Class B Director whose term expires in 2008, and two Class C Directors whose terms expire in 2007. In any election of directors, the nominees receiving a plurality of votes cast at the meeting, if a quorum is present, will be elected as directors of the Corporation and shall serve until ~~his or her~~a successor is duly elected and qualified. Newly created directorships resulting from an increase in the number of directors shall be assigned by the Board of Directors to one of the classes such that the classes are as nearly equal in size as possible.
ARTICLE IX
POWERS OF DIRECTORS
     The Board of Directors shall have the entire management of the business of ~~this~~the Corporation. In the management and control of the property, business and affairs of ~~this~~the Corporation, the Board of Directors is hereby vested with all the powers possessed by ~~this~~the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Nevada, with the Articles of Incorporation or with these ~~By-Laws~~Bylaws. Except as otherwise provided by law, the Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination by the Board of Directors shall be final and conclusive.
ARTICLE X
COMPENSATION OF DIRECTORS AND OTHERS
     Directors may be compensated for their services and the Board of Directors shall determine the method and timing of any such compensation, including a retainer fee paid on an annual basis and/or a fixed sum plus expenses, if any, for attendance at each regular or special meeting of the Board, such compensation or fixed sum to be fixed from time to time by resolution of the Board of Directors; provided, nothing herein shall be construed to preclude any director from serving ~~this~~the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may receive like compensation for their services on an annual basis and/or fixed sum for attendance at each committee meeting. Any compensation so fixed and determined by the Board of Directors shall be subject to future revision or amendment by the stockholders.
ARTICLE XI
COMMITTEES OF DIRECTORS
     The Board of Directors may, by resolution or vote passed by a majority of the whole Board, designate from their number one or more committees, including an executive committee, of not less than one (1) director, which committee shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of ~~this~~the Corporation as are designated by such resolution or vote. The members of any duly constituted committee may make rules for the notice, holding and conduct of its meetings and keeping of the records thereof and shall serve until their successors shall be designated and shall qualify. A majority of the members of any committee shall constitute a quorum for the transaction of business. Unless the Board of Directors duly appoints alternate members for any committee, the member or members of a committee present at a meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of an absent or disqualified member of the committee.
ARTICLE XII
DIRECTORS’ MEETINGS
     Regular meetings of the Board of Directors shall be held at such places within or without the State of Nevada and at such times as the Board by resolution or vote may determine from time to time, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place within or without the State of Nevada whenever called by the President or two or more directors, notice thereof being given to each director by the Secretary, an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the directors are present or those not present waive notice thereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each director at his or her residence or business address at least two days before the meeting, unless, in case of exigency, the President or in his or her absence the Secretary shall prescribe a shorter notice to be given personally or by telephoning, electronic mail or telegraphing each director at his or her residence or business address. Special meetings shall be held at such times and places as the notices thereof or waiver shall specify.
     Meetings of the Board of Directors may be conducted by means of a conference telephone network or a similar communications method by which all persons participating in the meeting can hear each other. The minutes of such meeting shall be submitted to the Board of Directors, for approval, at a subsequent meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the members of the Board of Directors or of such committee. Such written consent shall be filed with the minutes of meetings of the Board or Committee.
ARTICLE XIII
QUORUM AT DIRECTORS’ MEETING
     Except as otherwise provided by law, by the Articles of Incorporation, or by these ~~By-Laws~~Bylaws, a majority of the members of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting.

ARTICLE XIV
WAIVER OF NOTICE
     Whenever any notice whatever of any meeting of the stockholders, Board of Directors or any committee is required to be given by these ~~By-Laws~~Bylaws or the Articles of Incorporation of ~~this~~the Corporation or any of the laws of the State of Nevada, a waiver thereof in writing, signed by the person or persons entitled to said notice whether before or after the time stated therein, shall be deemed equivalent to such notice so required. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons.
ARTICLE XV
OFFICERS
     The officers of ~~this~~the Corporation shall be a Chief Executive Officer, President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors. The Chairman of the Board of Directors, if one is to be elected, the President, the Vice Presidents, the Secretary and the Treasurer shall serve at the pleasure of the Board of Directors.
ARTICLE XVI
ELIGIBILITY OF OFFICERS
     Any two or more offices may be held by the same person except the offices of Chairman of the Board of Directors or President and Secretary shall not be held by the same person. The President, the Vice Presidents, Secretary, Treasurer and such other officers as may be elected or appointed need not be stockholders or directors of ~~this~~the Corporation.
ARTICLE XVII
ADDITIONAL OFFICERS AND AGENTS
     The Board of Directors, at its discretion, may appoint one or more Assistant Secretaries and one or more Assistant Treasurers and such other officers or agents as it may deem advisable, and prescribe their duties. All officers and agents appointed pursuant to this Article may hold office during the pleasure of the Board of Directors.
ARTICLE XVIII
THE CHAIRMAN, CHIEF EXECUTIVE OFFICER AND PRESIDENT
     (A) Chairman of the Board: The Chairman of the Board, if there be such position, shall, if present, preside at all meetings of the Board of Directors and shall have such powers and perform such other duties as may be assigned to him or her from time to time by the Board of Directors.
     (B) Chief Executive Officer: Subject to the control of the Board of Directors, the Chief Executive Officer shall be the principal and chief managerial officer of the corporation and shall have the general supervision, direction and control of the business and officers of the Corporation. The Chief Executive Officer shall preside at all meetings of the shareholders. In the absence or inability of the Chairman of the Board of Directors or during the vacancy of the office thereof, the Chief Executive Officer shall preside at all meetings of the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors including, but not limited to, the signing or countersigning of ~~certificates of stocks~~, bonds, notes, contracts or other instruments to which the Corporation is a party, and the certificates, if any, representing the stock of the Corporation.
     (C) President: In the absence or inability of the Chief Executive Officer or during any vacancy in the office thereof, the President shall perform all of the duties of the Chief Executive Officer and when so acting shall have all the power of and be subject to all the restrictions upon the Chief Executive Officer. Unless another officer is elected by the Board to hold the office of Chief Operating Officer, the President shall also be the Chief Operating Officer with such duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
ARTICLE XIX
VICE PRESIDENTS
     Except as especially limited by resolution or vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President and shall have power to sign ~~all certificates of stock,~~ deeds and contracts ~~of this~~to which the Corporation is a party, and the certificates, if any, representing the stock of the Corporation. ~~He~~ Each Vice President shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.
ARTICLE XX
SECRETARY
     The Secretary shall keep accurate minutes of all meetings of the Board of Directors, the Executive Committee and the Stockholders, shall perform all the duties commonly incident to this office, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. The Secretary shall have power, together with the Chairman of the Board or the President or a Vice President, to sign the certificates ~~of~~, if any, representing the stock of ~~this~~the Corporation. In the Secretary’s absence, an Assistant Secretary or Secretary pro tempore shall perform ~~his or her~~the duties of the Secretary.
ARTICLE XXI
TREASURER
     The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers and documents of ~~this~~the Corporation and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to ~~his or her~~such office, and shall give bond in such form and with such sureties as may be required by the Board of Directors. The Treasurer shall deposit all funds of ~~this~~the Corporation in such bank or banks, trust company or trust companies or with such firm or firms doing banking businesses as the directors shall designate or approve. ~~He~~The Treasurer may endorse for deposit or collection all checks, notes, etc., payable to ~~this~~the Corporation or to its order, may accept drafts on behalf of ~~this~~the Corporation and, together with the Chairman of the Board or the President or a Vice President, may sign the certificates ~~of stock. He~~, if any, representing the stock of the Corporation. The Treasurer shall keep accurate books of account of ~~this~~the Corporation’s transactions which shall be the property of ~~this~~the Corporation and, together with all its property of ~~this~~the Corporation, shall be subject at all times to the inspection and control of the Board of Directors.
ARTICLE XXII
RESIGNATIONS AND REMOVALS
     Any director or officer of ~~this~~the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of ~~this~~the Corporation, and any member of any committee may resign by giving written notice either as aforesaid or to the committee of which he or she is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The stockholders at any meeting called for that purpose may remove any director by the vote of not less than two-thirds of those present at a duly called meeting.
ARTICLE XXIII
VACANCIES
     If an office or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the directors may, by majority vote of the Board of Directors choose a successor or successors who shall hold office for the unexpired term. Vacancies in the Board of Directors shall be filled by the directors.
ARTICLE XXIV
CAPITAL STOCK
     The amount of capital stock shall be as fixed in the Articles of Incorporation or in any lawful amendments thereto from time to time.
ARTICLE XXV
CERTIFICATES OF STOCK
     The Board of Directors shall be authorized to issue shares of the capital stock of the Corporation and to determine whether such shares are represented by certificates or are uncertificated.
     ~~Every stockholder shall be entitled to a certificate or certificates~~If any shares of the capital stock of ~~this~~the Corporation are represented by certificates, each certificate shall be in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of ~~this~~the Corporation and setting forth the number of shares ~~to which each~~

~~stockholder is entitled. Such certificates~~represented by such certificate and the name of the person to whom such shares are issued. Such certificate shall be signed by the Chairman of the Board or the President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. ~~The Board of Directors may also appoint one or more transfer Agents and/or Registrars for its capital stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such transfer agents and/or registrars. If certificates of capital stock of this Corporation are~~If any such certificate is signed by a transfer agent and by a registrar, the signatures thereon of the Chairman of the Board or the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary ~~of this Corporation~~ and the seal of ~~this~~the Corporation thereon may be facsimiles, engraved or printed. Any provisions of these ~~By-Laws with~~Bylaws making reference to the signing and sealing of stock certificates shall include, in the cases above permitted, such facsimiles. In case any officer ~~or officers~~of the Corporation who ~~shall have~~has signed, or whose facsimile signature ~~or signatures shall have~~has been used on, any such certificate ~~or certificates~~ shall cease to ~~be~~hold such ~~officer or officers of this Corporation~~office, whether because of death, resignation or otherwise, before such certificate ~~or certificates shall have~~has been delivered by ~~this~~the Corporation, such certificate ~~or certificates~~ may nevertheless be adopted by the Board of Directors ~~of this Corporation~~ and be issued and delivered as though the person ~~or persons~~ who signed such certificate or ~~certificates or~~ whose facsimile signature or ~~signatures shall have~~has been used thereon had not ceased to ~~be such officer or officers of this Corporation~~hold such office.
     If any shares of the capital stock of the Corporation are uncertificated, within a reasonable time following the issue or transfer of such shares, the Corporation shall send to the holder of such shares a complete written statement of all of the information required to be provided to holders of uncertificated shares by Chapter 78 of the Nevada Revised Statutes.
     Notwithstanding anything to the contrary in these Bylaws, at all times that shares of the capital stock of the Corporation are listed on a stock exchange, such shares shall comply with all direct registration system eligibility requirements established by such exchange, including, without limitation, any requirement that such shares be eligible for issue in book-entry form.
     The Board of Directors may appoint one or more transfer agents and/or registrars for effecting the transfer of and making payment upon shares of any class of the Corporation’s stock and may require the stock certificates, if any, representing such shares to be countersigned and/or registered by one or more of such transfer agents and/or registrars. All such transfer agents or registrars shall meet any applicable requirements for participation in the Corporation’s direct registration system facility.
ARTICLE XXVI
TRANSFER OF STOCK
     Shares of stock represented by a certificate may be transferred by the delivery of ~~the~~such certificate, accompanied either by an assignment in writing on the back of ~~the~~such certificate or by a written power of attorney to sell, assign and transfer the same on the books of

~~this~~the Corporation, signed by the person appearing by ~~the~~such certificate to be the owner of the shares represented thereby, and shall be transferable on the books of ~~this~~the Corporation upon surrender thereof so assigned or endorsed. Transfers of uncertificated shares shall be made in accordance with the policies and procedures of the Corporation’s direct registration system facility. The person registered on the books of ~~this~~the Corporation as the owner of any shares of stock shall exclusively, be entitled ~~as the owner of~~to vote such shares~~,~~ and to receive dividends ~~and to vote as such owner~~ in respect thereof. It shall be the duty of ~~every Stockholder~~each stockholder to notify ~~this~~the Corporation of his, her or its current address.
ARTICLE XXVII
TRANSFER BOOKS
     Whether shares of the capital stock of the Corporation are represented by certificates or are uncertificated, the number, the name and address of the owner, and the date of issue of such shares shall be entered on the transfer books of the Corporation. At all times that shares of the capital stock of the Corporation are listed on a stock exchange, all issuances and transfers of shares shall be entered on the transfer books of the Corporation with the information necessary to comply with the direct registration system eligibility requirements established by such exchange. Such transfer books and information shall be maintained in a manner consistent with the requirements of the Corporation’s direct registration system facility.
     The transfer books of the stock of ~~this~~the Corporation may be closed for such period from time to time, not exceeding sixty (60) days, in anticipation of stockholders’ meetings or the payment of dividends or the allotment of rights as the directors from time to time may determine, provided, however, that in lieu of closing the transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days, as of which stockholders shall be entitled to vote at any meeting of the stockholders or to receive dividends or rights, and in such case such stockholders and only such stockholders as shall be stockholders of record as of the date so fixed shall be entitled to vote at any such meeting and at any adjournment or adjournments thereof or to receive dividends or rights, as the case may be, notwithstanding any transfer of any stock on the books of ~~this~~the Corporation after such record date fixed as aforesaid.
ARTICLE XXVIII
LOSS OF CERTIFICATES
     In case of the loss, mutilation or destruction of ~~a~~any certificate ~~of stock a duplicate~~representing the capital stock of the Corporation, a replacement certificate or uncertificated shares may be issued in lieu of such lost, mutilated or destroyed certificate, upon such terms consistent with the laws of the State of Nevada as the directors shall prescribe.

ARTICLE XXIX
SEAL
     The seal of ~~this~~the Corporation, to the extent adopted by directors, shall consist of a flat-faced circular die with the corporate name of ~~this~~the Corporation, the year of its incorporation and the words “Corporate Seal Nevada” cut or engraved thereon. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE XXX
VOTING OF STOCK HELD
     Unless otherwise provided by resolution or vote of the Board of Directors, the Chairman of the Board, the President or any Vice President, may from time to time appoint an attorney or attorneys or agent or agents of ~~this~~the Corporation, in the name on behalf of ~~this~~the Corporation to cast the votes which ~~this~~the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by ~~this~~the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of ~~this~~the Corporation and under its corporate seal, or otherwise such written proxies, consents, waivers or other instruments as he or she may deem necessary or proper in the premises; or the Chairman of the Board or the President or any Vice President may himself attend any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any or all other powers of ~~this~~the Corporation as the holder of such stock or other securities of such other corporation.
     The Chairman of the Board or the President or any Vice President may appoint one or more nominees in whose name or names stock or securities acquired by ~~this~~the Corporation may be taken. With the approval of the Chairman of the Board or the President or any Vice President of the Corporation (which approval may be evidenced by ~~his~~such officer’s signature as witness on the instruments hereinafter referred to) any such nominee may execute such written proxies, consents, waivers or other instruments as he or she may be entitled to execute as the record holder of stock or other securities owned by ~~this~~the Corporation.
ARTICLE XXXI
EXECUTION OF CHECKS, DRAFTS, NOTES, ETC.
     All checks, drafts, notes or other obligations for the payment of money shall be signed by such officer or officers, agent or agents, as the Board of Directors shall by resolution or vote direct. The Board of Directors may also, in its discretion, require, by resolution or vote, that checks, drafts, notes or other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers, agent or agents as shall be directed in such resolution or vote. Checks for the total amount of any payroll and/or branch office current expenses may be drawn in accordance with the foregoing provisions and deposited in a special fund or funds. Checks upon such fund or funds may be drawn by such person or persons as the Treasurer shall designate and need not be countersigned.
ARTICLE XXXII
SPECIAL PROVISIONS
Section 1:
     The private property of the stockholders, directors or officers shall not be subject to the payment of any corporate debts to any extent whatsoever.
Section 2:
     To the fullest extent that the laws of the State of Nevada, no director, officer, employee, fiduciary or authorized representative of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director, officer or other representative capacity.
Section 3:
     (A) Right to Indemnification. Except as prohibited by law, every director and officer of the Corporation shall be entitled as a matter of right to be indemnified by the Corporation against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereafter being referred to as “action”); provided, however, that no such right of indemnification shall exist with respect to an action brought by a director or officer against the Corporation (other than a suit for indemnification as provided in paragraph (B)). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Corporation prior to final disposition of such action, subject to such conditions as may be prescribed by law. As used herein, “expense” shall include fees and expenses of counsel selected by such person; and “liability” shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.
     (B) Right of Claimant to Bring Suit. If a claim under paragraph (A) of this Section is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Nevada law the Corporation would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel or its stockholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.
     (C) Insurance and Funding. The Corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 3. The Corporation may make other financial arrangements which include a trust fund, a program of self-insurance, grant a security interest or other lien on any assets of the corporation, establish a letter of credit, guaranty or surety to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.
     (D) Non-Exclusive; Nature and Extent of Rights. The right of indemnification provided for herein (1) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, by-law or article provision, vote of stockholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the adoption of any such amendment or repeal.
Section 4:
     In furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors, by a majority vote of those present at any called meeting, is expressly authorized:
     (A) To hold its meetings, to have one or more offices and to keep the books of the Corporation, except as may be otherwise specifically required by the laws of the State of Nevada, within or without the State of Nevada, at such places as may be from time to time designated by it.
     (B) To determine from time to time whether, and if allowed under what conditions and regulations, the accounts and books of the Corporation (other than the books required by law to be kept at the principal office of the Corporation in Nevada), or any of them, shall be open to inspection of the stockholders, and the stockholders’ rights in this respect are and shall be restricted or limited accordingly.
     (C) To make, alter, amend and rescind the Bylaws of the Corporation, to fix the amount to be reserved as working capital, to fix the times for the declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.
     (D) To designate from its number an executive committee, which, to the extent provided by the Bylaws of the Corporation or by resolution of the Board of Directors, shall have and may exercise in the intervals between meetings of the Board of Directors, the powers thereof which may lawfully be delegated in respect of the management of the business and the affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to such papers as may require it. The Board of Directors may also, in its discretion, designate from its number a finance committee and delegate thereto such of the powers of the Board of Directors as may be lawfully delegated, to be exercised when the Board is not in session.
Section 5:
     In furtherance, and not in limitation, of the powers conferred by Section 78.378 to Section 78.3793, inclusive, of Chapter 78 of the Nevada Revised Statutes, the Corporation, by resolution of the Board of Directors, may call for redemption of control shares under the circumstances and in the manner provided by Section 78.3792 of Chapter 78 of the Nevada Revised Statutes as it may be amended from time to time.
ARTICLE XXXIII
PROPOSALS AT STOCKHOLDERS’ MEETINGS
Section 1: Advance Notification of Proposals at Stockholders’ Meetings.
     If a stockholder desires to submit a proposal for consideration at an annual or special stockholders’ meeting, or to nominate persons for election as directors at any stockholders’ meeting duly called for the election of directors, written notice of such stockholder’s intent to make such a proposal or nomination must be given and received by the Secretary of the Corporation at the principal executive offices of the Corporation either by personal delivery or by United States mail not later than (i) with respect to an annual meeting of stockholders, one hundred twenty (120) calendar days prior to the anniversary date of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting, and (ii) with respect to a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each notice shall describe the proposal or nomination in sufficient detail for the proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Corporation, of the stockholder who intends to make the proposal or nomination; (ii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder. In addition, in the case of a stockholder proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of the stockholder in such business. In the case of a nomination of any person for election as a director, the notice shall set forth:
(i) the name and address of any person to be nominated; (ii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iii) such other information regarding such nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (iv) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the annual or special meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure, and any such proposal or nomination not properly brought before the meeting shall not be transacted.
Section 2: Advisory Stockholder Votes.
     In order for the stockholders to adopt or approve any proposal submitted to them for the purpose of advising the Board of Directors of the stockholders’ wishes, a majority of the outstanding stock of the Corporation entitled to vote thereon must be voted for the proposal.
ARTICLE XXXIV
AMENDMENTS
     Except as otherwise specifically provided herein, these Bylaws may be amended, added to, altered or repealed in whole or in part at any annual or special meeting of the stockholders by vote in either case of at least two-thirds of the voting power of the capital stock issued and outstanding and entitled to vote, provided notice of the general nature or character of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting, or by the affirmative vote of a majority of the Board of Directors present at a called regular or special meeting of the Board of Directors, provided notice of the general nature or character of the proposed amendment, addition, alteration or repeal is given in the notice of said meeting.